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              ALLIANCE INSTITUTIONAL RESERVES, INC.

                    CERTIFICATE OF CORRECTION

         Alliance Institutional Reserves, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         The title of the document being corrected is:

             "ALLIANCE INSTITUTIONAL RESERVES, INC.
                     ARTICLES SUPPLEMENTARY"

         Alliance Institutional Reserves, Inc. is the only party to the Articles Supplementary.

         The Articles Supplementary were filed with and accepted by the State Department of Assessments and Taxation of Maryland on November 14, 2000.

         The purpose of the Articles Supplementary was to reflect the creation of the California Tax-Free Portfolio as a new portfolio of the Corporation. The Articles Supplementary consistently referred to the new portfolio as the "California Portfolio". The purpose of this filing is to correct those references. Accordingly, each reference in the Articles Supplementary to "California Portfolio" shall be read as, and for all purposes shall be deemed to be, a reference to "California Tax-Free Portfolio".

         IN WITNESS WHEREOF, Alliance Institutional Reserves, Inc. has caused this Certificate of Correction to be executed by a Senior Vice President of the Corporation and witnessed by an Assistant Secretary of the Corporation as of this 29th day of November, 2000. The Senior Vice President of the Corporation who signed this Certificate of Correction acknowledges it to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, any



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matters and facts set forth herein that are required to be
verified under oath are true in all material respects.

                   ALLIANCE INSTITUTIONAL RESERVES, INC.



                   By:  /s/Drew A. Biegel
                        ------------------------------
                        Drew A. Biegel
                        Senior Vice President

WITNESS:


/s/ Andrew L. Gangolf
-----------------------------
    Andrew L. Gangolf
    Assistant Secretary


































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